UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 30, 2009

Activant Solutions Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-49389	94-2160013
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
7683 Southfront Road
Livermore, California 94551
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code: (925) 449-0606

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EX-3.1

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          Effective as of October 30, 2009, Activant Solutions Inc. (the “Company”) amended and restated its certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) to (i) update the name of the Company and the address of its registered office; (ii) clarify that the business and affairs of the Company shall be managed by the board of directors of the Company (the “Board of Directors”) and that the total number of directors constituting the entire Board of Directors shall be determined by the Board of Directors; (iii) clarify that meetings of the Company’s stockholders may be held within or without the State of Delaware and that the Company’s books may be kept outside the State of Delaware; (iii) replace the provision stating that a director is not personally liable to the Company or its stockholders for breaches of fiduciary duty except in certain circumstances with a provision stating that a director is not personally liable to the Company or its stockholders for breaches of fiduciary duty except as otherwise provided by the General Corporation Law of the State of Delaware as it currently exists or may be amended; (iv) clarify that the Company’s obligation to indemnify directors and officers extends to any director or officer who was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed proceeding and (v) make other minor conforming changes and clarifications.
          The description of the Amended and Restated Certificate of Incorporation contained herein is qualified in its entirety by the Amended and Restated Certificate of Incorporation, filed as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Activant Solutions Inc.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVANT SOLUTIONS INC.

By: Name:	/S/ TIMOTHY F. TAICH Timothy F. Taich
Title:	Vice President and General Counsel
Date: October 30, 2009